                         DYNATRONICS CORPORATION

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            November 17, 1998



TO THE SHAREHOLDERS OF DYNATRONICS CORPORATION:

   	Please take notice that the Annual Meeting of Shareholders of Dynatronics Corporation, a Utah corporation (the "Company"), will be held at 7030 Park Centre Drive, Salt Lake City, Utah, 84121, as provided by the bylaws of the Company, as amended, on Tuesday, November 17, 1998, at 4:00 p.m., Mountain Standard Time, for the following purposes:

   1. To elect a Board of seven directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed;

   2. To consider and act upon a proposal that the shareholders ratify the appointment of KPMG Peat Marwick as the Company's independent public accountants for the 1999 fiscal year.

   3. To consider and act upon a proposal to amend the Company's 1992 Amended and Restated Stock Option Plan to increase the number of shares available under such plan from 1,000,000 to 2,500,000.

   4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

   	Nominees for directors are set forth in the enclosed Proxy
Statement.

   	Only shareholders of record at the close of business on Friday, October 12, 1998 will be entitled to vote at this meeting. A list of shareholders entitled to vote will be available for inspection at the office of the Company for ten days prior to the Annual Meeting.

                            					BY ORDER OF THE BOARD OF DIRECTORS

                                 /S/ Bob Cardon
                                 ----------------------------------
                            					Bob Cardon, Corporate Secretary


Salt Lake City, Utah
October 21, 1998


                              IMPORTANT

   	Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope. Your proxy will not be used if you are present at the meeting and desire to vote your shares personally.

                           PROXY STATEMENT

                       DYNATRONICS CORPORATION

                    ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD NOVEMBER 17, 1998


   	This Proxy Statement is furnished pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the Annual
Meeting of Shareholders of Dynatronics Corporation ("Dynatronics" or the "Company") to be held at 7030 Park Centre Drive, Salt Lake City, Utah 84121 at 4:00 p.m. (local time) on November 17, 1998, and at any and all adjournments or postponements thereof. This Proxy Statement, the Notice of Annual Meeting, and a copy of the Company's Annual Report will be provided to shareholders of record as of October 12, 1998 and will be mailed on or about October 23, 1998. The cost of disseminating this information will be paid by the Company.

   	ANY SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANYTIME BEFORE IT IS EXERCISED BY GIVING ANOTHER PROXY OR BY LETTER OR TELEGRAM DIRECTED TO THE COMPANY.

   	THE SOLICITATION OF PROXIES TO WHICH THIS PROXY STATEMENT RELATES IS BEING MADE ON BEHALF OF THE COMPANY BY ITS BOARD OF DIRECTORS.

   	The matters to be considered and voted upon at the Annual Meeting will be:

1. Election of seven directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

2. Ratification of the selection of KPMG Peat Marwick as the independent public accountants of the Company; and

3. Approval of an amendment to the Company's 1992 Amended and Restated Stock Option Plan to increase the number of options available under the plan from 1,000,000 to 2,500,000.

4. Transaction of such other business as may properly come before the meeting.

   	It is important that proxies be returned promptly. Stockholders are requested to vote, sign, date and return the proxy in the enclosed self-addressed envelope.

   	The Board of Directors recommends that the stockholders vote FOR the election of its nominees for directors, and FOR the proposal to ratify the selection of KPMG Peat Marwick as independent public accountants, and FOR the proposal to amend the 1992 Amended and Restated Stock Option Plan.

           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   	As of the close of business on the record date (October 12, 1998), the date for determining shareholders entitled to notice of and to vote at the meeting, Dynatronics had issued and outstanding 8,665,314 shares of common stock, no par value, all of which are entitled to vote and be voted at the meeting. Each share is entitled to one vote and only shareholders of record of the Company's common stock as of the close of business on the record date shall be entitled to vote their shares. Shareholders will not be allowed to cumulate their shares. Holders of a majority of such shares must be represented at the Annual Meeting to constitute a quorum for purposes of conducting any business.

   	Each of the proposed actions to be considered requires the affirmative approval of a majority of the votes cast at the Annual Meeting where holders of a majority of the shares issued and outstanding are present in person or by proxy.

   	The following table sets forth, as of October 12, 1998, the number of shares of common stock, no par value, of the Company owned beneficially by all the persons known to be holders of more than five percent (5%) of the Company's voting securities:

                                    						Amount and
		                                   				  Nature of
Name and Address of		        Title of	 	  Beneficial	     	Percent of
Beneficial Owner		             Class		     Ownership		     Class (10)
--------------------------------------------------------------------------

Kelvyn H. Cullimore, Jr.	     Common	       753,743  (1)		     8.7%
7030 Park Centre Drive		      Stock
Salt Lake City, UT  84121

   	The following table sets forth, as of October 12, 1998, the number of shares of common stock, no par value, of the Company owned beneficially by (a) directors and executive officers and (b) all executive officers and directors of the Company as a group:

                                    						Amount and
                                   						  Nature of
                         				Title of		   Beneficial	      	Percent of
Name of Beneficial Owner	      Class		     Ownership		      Class (10)
--------------------------------------------------------------------------

Kelvyn H. Cullimore, Jr.	      Common	      753,743	(1)	        8.7%
President, CEO, Director	      stock

Kelvyn H. Cullimore	             "	         163,441	(2)	        1.9%
Chairman

E. Keith Hansen, M.D.	           "         	334,650	(3)	        3.9%
Director

Larry K. Beardall	               "          	99,963	(4)	        1.2%
Exec. V.P., Director

V. LeRoy Hansen	                 "          	95,300	(5)	        1.1%
Director

Howard L. Edwards	               "          	42,000	(6)	         *
Director

Joseph H. Barton	                "          	18,000	(7)	         *
Director

						                                      Amount and
                                    						  Nature of
                         				Title of		     Beneficial	     	Percent of
Name of Beneficial Owner	      Class		      Ownership		      Class (10)
-----------------------------------------------------------------------------

John S. Ramey	                   "           	37,500	(8)	         *
Sr. V.P. Operations

John L. Hales	                   "            27,800 (9)	         *
Chief Financial Officer

All executive officers and		               1,572,397	(10)(11)  	17.9%
directors as a group
(9 persons)
* Less than 1 percent


(1) Includes 647,623 shares owned directly, 51,120 shares owned by Mr. Cullimore's wife and minor children, 30,000 shares owned by a family corporation of which Mr. Cullimore, Jr. is Vice President, and exercisable options for the purchase of 25,000 shares.

(2) Includes 126,191 shares owned directly, 7,250 shares owned by Mr. Cullimore's wife, 30,000 shares owned by a family corporation of which Mr. Cullimore is President, and exercisable options for the purchase of 10,000 shares.

(3) Includes 248,650 shares owned directly, 80,000 shares owned by a pension plan as to which Dr. Hansen is a beneficiary and exercisable options for the purchase of 6,000 shares.

(4) Includes 64,263 shares owned directly, 15,700 shares owned by Mr. Beardall's children and exercisable options for the purchase of 20,000 shares.

(5) Includes 89,300 shares owned directly and exercisable options for the purchase of 6,000 shares.

(6) Includes 27,000 shares owned directly and exercisable options for the purchase of 15,000 shares.

(7)  Includes exercisable options for the purchase of 18,000 shares.

(8) Includes 22,500 shares owned by a retirement plan as to which Mr. Ramey is beneficiary and exercisable options for the purchase of 15,000 shares.

(9) Includes 11,500 shares owned directly, 1,000 shares owned by Mr. Hales' children and exercisable options for the purchase of 15,300 shares.

(10) The "Percent of Class" calculation is based on shares and options beneficially owned divided by - 8,665,314 the number of shares outstanding as of October 12, 1998 plus non-issued securities which are subject to exercisable options by the particular beneficial owners identified in the table.

(11) The calculation of beneficially owned shares of all executive officers and directors as a group eliminates the duplicate entries of shares owned by a family corporation which are reflected in the beneficial ownership of both Kelvyn H. Cullimore and Kelvyn H. Cullimore, Jr.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

   	At the Annual Meeting of Shareholders, seven (7) directors will be elected. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve. Each person identified as a nominee has consented to be named as such.

   	Directors of the Company hold office until the next annual meeting of the Company's shareholders and until their successors have been elected or appointed and duly qualified. Executive officers are elected by the Board of Directors of the Company at the first meeting after each Annual Meeting of Shareholders and hold office until their successors are elected or appointed and duly qualified. Vacancies on the board which are created by the retirement, resignation or removal of a director may be filled by the vote of the remaining members of the Board, with such new director serving the remainder of the term or until his successor shall be elected and qualify.

   	There were six regular meetings of the Board of Directors held during the fiscal year ended June 30, 1998. No director attended fewer than 75% of the meetings. The Company had no formal nominating committee during the fiscal year ended June 30, 1998. The Company has a Compensation Committee composed of the outside directors of the board which reviews and approves compensation matters for executive officers of the Company. Members of this Committee are: Dr. E. Keith Hansen, V. LeRoy Hansen, Joseph H. Barton and Howard L. Edwards. There were nine meetings of the Compensation Committee of the Board of Directors held during the year ended June 30, 1998. During fiscal year 1998, the Company formed an Audit Committee comprising the outside directors of the board which will review audit findings with the Company's independent auditors. There were no meetings of the Audit Committee during fiscal year 1998.

   	There are no material legal proceedings to which any director or executive officer is a party adverse to the Company.

     The directors and executive officers of the Company at October 12, 1998 were:

                       		  			          Director
                         					         or Officer		       Position
Name				                      Age	       Since		        with Company
--------------------------------------------------------------------------

Kelvyn H. Cullimore*		         63		       1983		   Chairman of the Board

Kelvyn H. Cullimore, Jr.*	     42		       1983		   President, CEO and Director

Larry K. Beardall*		           42		       1986		   Executive Vice President of
                                           								Sales and Marketing and
                                           								Director

E. Keith Hansen, M.D.*	(+)	    53		       1983		   Director

V. LeRoy Hansen* (+)		         60		       1987		   Director

Joseph H. Barton* (+)		        70		       1995		   Director

Howard L. Edwards* (+)	        67		       1997	   	Director

		  		                       	          Director
                         					         or Officer		       Position
Name				                       Age	       Since		       with Company
-----------------------------------------------------------------------------

John S. Ramey			               47		       1992		   Sr. Vice President of
                                                   Operations and	Research
                                                   and Development

John L. Hales			               54		       1997		   Chief Financial Officer and
                                           								Treasurer

* Nominated for re-election to Board.
(+) Member Compensation Committee and Audit Committee

   	Kelvyn H. Cullimore is the father of Kelvyn H. Cullimore, Jr. V. LeRoy Hansen and E. Keith Hansen are cousins.

   	Kelvyn H. Cullimore has served as Chairman of the Board of the Company since its incorporation in April, 1983. From 1983 until 1992, Mr. Cullimore served as President of the Company. Mr. Cullimore received a B.S. in Marketing from Brigham Young University in 1957, and following graduation, worked for a number of years as a partner in a family-owned home furnishings business in Oklahoma City, Oklahoma. Mr. Cullimore has participated in the organization and management of various enterprises, becoming the president or general partner in several business entities, including real estate, motion picture, and equipment partnerships. From 1979 until 1992, Mr. Cullimore served as Chairman of the Board of American Consolidated Industries (ACI), the former parent company of Dynatronics. Since 1986, Mr. Cullimore has served as President of ITEC Attractions and from 1986 to 1997, he served as ITEC's Chairman, President and CEO. Presently, Mr. Cullimore serves as President/CEO of ITEC.

   	Kelvyn H. Cullimore, Jr. was elected President and Chief Executive Officer of the Company in December of 1992. He has been a Director since the incorporation of the Company. He served as Secretary/Treasurer of the Company from 1983 until 1992 and Administrative Vice President from 1988 until 1992. Mr. Cullimore graduated from Brigham Young University with a degree in Financial and Estate Planning in 1980. Mr. Cullimore has served on the Board of Directors of several businesses, including Dynatronics Marketing Company and ACI. He currently serves on the Board of ITEC Attractions. In addition, he was Secretary/Treasurer of ACI and Dynatronics Marketing Company. From 1983 until 1992 Mr. Cullimore served as Executive Vice President and Chief Operating Officer of ACI.

   	Larry K. Beardall was elected Executive Vice President of the Company in December of 1992. He has served as a Director and the Vice President of Sales and Marketing for the Company since July of 1986.
Mr. Beardall joined Dynatronics in February of 1986 as Director of Marketing. He graduated from Brigham Young University with a degree in Finance in 1979. Prior to his employment with Dynatronics, Mr. Beardall worked with GTE Corporation in Durham, North Carolina as the Manager of Mergers and Acquisitions and then with Donzis Protective Equipment in Houston, Texas as National Sales Manager. He also served on the Board of Directors of Nielsen & Nielsen, Inc., the marketing arm for Donzis, a supplier of protective sports equipment.

   	E. Keith Hansen, M.D. has been a Director of the Company since 1983. Dr. Hansen obtained a Bachelor of Arts degree from the University of Utah in 1966 and an M.D. degree from Temple University in 1972. He has been in private practice in Sandy, Utah since 1976. Dr. Hansen was also a Director of ACI until 1992 and a Director of Mountain Resources Corporation from 1980 to 1988. Currently, Dr. Hansen serves as a Director of Accent Publishers, a privately held company, based in Salt Lake City, Utah.

    V. LeRoy Hansen has been a Director of the Company since 1987. Mr. Hansen received a Bachelor of Science degree in Economics from the University of Utah in 1965. From 1960-1980, Mr. Hansen was employed by AT&T in numerous management positions. From 1976-1978, he served at AT&T headquarters in Market Management Concept Development and Implementation as well as Long Range Financial Planning. From 1980 to 1988, he co-founded Mountain Resources Corporation, an energy development company and served as vice president. From 1988 to 1993, Mr. Hansen founded and served as president of Associated Enterprises, Inc., a corporation providing management and business development consulting services. In May of 1992, Mr. Hansen founded Silver Summit, L.C., a real estate development company. He is presently the president of Silver Summit L.C.

   	Joseph H. Barton was elected a Director in November 1995, and began serving in January 1996. Mr. Barton received a Civil Engineering degree from the University of California at Berkeley and has held various executive positions including President of J.H. Barton Construction Company, Senior Vice President of Beverly Enterprises, and President of
KB Industries, a building and land development company. Most recently, Mr. Barton served as Senior Vice President of GranCare, Inc. from 1989 to 1994 and currently is a consultant for Covenant Care, a company which owns and manages long-term care facilities throughout the United States.

   	Howard L. Edwards was elected a Director in January 1997. From 1968 to 1995 Mr. Edwards served in various capacities at Atlantic Richfield Company (ARCO) and its predecessor, the Anaconda Company, including corporate secretary, vice president, treasurer and general attorney. In addition, Mr. Edwards was a partner in the law firm of VanCott, Bagley, Cornwall and McCarthy, based in Salt Lake City, Utah. He graduated from the George Washington University School of Law in 1959 and received a bachelor's degree in Finance and Banking from Brigham Young University in 1955.

   	John S. Ramey joined the Company in December 1992 as Vice President of Research and Development and currently serves as Senior Vice
President of Operations. Prior to joining the Company, Mr. Ramey worked for 16 years with Phillips Semi-conductors--Signetics, an integrated circuit manufacturing company as Manager of Product Engineering. From
1983 to 1989 Mr. Ramey also served as President of Enertronix, a small public corporation. Since 1989 Mr. Ramey has served as Vice President of JRH Technology, a private engineering firm. Mr. Ramey earned his MBA degree in 1991 from the University of Phoenix (in Salt Lake City, Utah) and a BS degree in electronics in 1977 from Brigham Young University.

   	John L. Hales joined the Company and was elected Chief Financial Officer and Treasurer in November 1996. Prior to joining the Company, Mr. Hales worked as an independent management consultant from 1994 until 1996. From 1993 to 1994, he served as Chief Financial Officer of the Covey Leadership Center. From 1980 to 1992, he was employed by the Hill-Rom Company, a subsidiary of Hillenbrand Industries, and served as Vice President of Finance and Administration for nine years. Mr. Hales received his B.S. degree in Finance from Brigham Young University in 1968 and his MBA from Utah State University in 1970.

Certain Relationships and Related Transactions

   	In April 1998, the Company concluded its services agreement with ITEC Attractions and no longer provides administrative services to ITEC which included secretarial, administrative, and accounting functions. During fiscal 1997 and 1998 the Company charged ITEC $72,000 and $61,500 respectively for services provided by the Company. In fiscal 1997, the Company received approximately $89,000 pursuant to ITEC's Plan of Reorganization payout to creditors. The Company retains a nominal (approximately 3%) ownership in ITEC. The Company's Chairman, Kelvyn H. Cullimore, is also the President and CEO of ITEC. The Company's

President and CEO, Kelvyn H. Cullimore, Jr., is also a director of ITEC. For more information, see the Company's Annual Report on Form 10-
KSB for the year ended June 30, 1997.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

   	Based solely on the Company's review of the copies of such forms furnished to the Company, the Company believes that during its 1998 fiscal year all Section 16(a) filings applicable to its officers, directors and greater than ten-percent beneficial owners were filed in a timely manner.

Executive Compensation

   The following table sets forth the compensation of the Company's chief executive officer and all executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended June 30, 1998.

                              Summary Compensation Table
[CAPTION]

                                                                		           Long Term Compensation
                                                                           -----------------------------
                       				         Annual Compensation	                   Awards   	          Payouts
                            ----------------------------------------------------------------------------
   Name				                                                  Other	  Restricted
   and				                                                  Annual	     Stock 		               LTIP 	    All Other
Principal				                                               Compen-	   Award(s)	 Options/     Payouts	    Compen-
Position	                   Year	  Salary($)	   Bonus($)	   sation(1)	   ($)	     SAR(#)	      ($)	       sation($)
-------------------------------------------------------------------------------------------------------------------
Kelvyn H. Cullimore, Jr.	   1998  	$106,956  	  $37,773	     $9,720	    $-0-	    100,000	       $-0-	        $-0-
President/CEO	              1997	  $101,124	    $12,837	     $9,590	    $-0-	     25,000	       $-0-         $-0-
                           	1996	   $95,400	    $15,277	     $8,279	    $-0-	        -0-	       $-0-	        $-0-
                           	1995	   $90,000	    $12,973	     $7,195	    $-0-	        -0-	       $-0-	        $-0-

Larry K. Beardall*	         1998   	$97,429   	 $50,365	     $9,414	    $-0-     100,000  	     $-0-	        $-0-
Executive Vice President	   1997	   $93,135	    $17,117	     $9,461	    $-0-	     20,000        $-0-	        $-0-
	                           1996	   $86,920	    $20,369	     $9,237	    $-0-	        -0-	       $-0-	        $-0-

   *During fiscal year 1995, Mr. Beardall's salary and bonus did not exceed $100,000.

(1) The Company provides automobiles for certain executive officers and pays all vehicle operating expenses. The Company also provides life insurance for its officers. The amount of this column includes the approximate value of these benefits to the named officer.

   	During the last completed year, the Company made no awards under any long-term incentive plan and no stock appreciation rights were granted.

Employment Contracts

   The Company has entered into written employment contracts with two executive officers, Kelvyn H. Cullimore, Jr., President and Chief Executive Officer, and Larry K. Beardall, Executive Vice President. These contracts are for initial terms of five years (i.e., through the end of the Company's fiscal year in 2003). Both contracts may be renewed automatically, subject to the right of either party to terminate the agreements upon 90 days notice made prior to the last day of the initial term or any renewal term. The contract extensions would carry each contract out for an additional ten years (five renewal terms of two years each). The compensation package under each contract includes an auto allowance, an annual bonus based on pre-tax operating profit of the Company (at rates established by the Compensation Committee), and stock options granted under the Company's 1992 Stock Option Plan, as amended and restated. Each officer also participates in the salary continuation plan and receives other welfare and employee benefits that are standard in such agreements, including, by way of example, health insurance and disability coverage, paid vacation and Company-paid life insurance. The contracts also contain a provision granting the executives certain rights and protections in the event of a change in control of the Company. Among other things, the change of control provision of the contracts provide for severance payments to the executives, if their employment is discontinued as a result of the change of control of the Company. The complete contracts were filed as exhibits to the Company's Report on Form 10-KSB for the year ended June 30, 1998.

Bonus Plan

   	The Company maintains a discretionary incentive bonus plan administered by the Compensation Committee. Pursuant to the plan, the Compensation Committee granted incentive bonuses to certain officers and employees of the Company during the year. The total amount of bonuses paid for fiscal 1998 was $223,385 of which $155,028 was for officers. Amounts paid to these named officers are included under the "Bonus" heading in the compensation table above.

Salary Continuation Plan

   	During fiscal year 1988, the Company's Board of Directors adopted a Salary Continuation Agreement (Agreement) for certain Officers of the Company. The Agreement provides for a pre-retirement benefit to the employee's designated beneficiary in the event that the employee dies before reaching age 65 and a retirement benefit upon reaching age 65.
The pre-retirement benefit provides for payment of 50 percent of the employee's compensation at the time of death up to $75,000 annually for a period of 15 years or until the employee would have reached age 65, whichever is longer. The retirement benefit provides the employee $75,000 annually for a period of 15 years. Presently, Kelvyn H. Cullimore, Kelvyn H. Cullimore, Jr. and Larry K. Beardall are covered under this plan.

   	Funding for obligations arising in connection with the Agreement is provided by life insurance policies on participating employees, of which the Company is the owner and beneficiary. The face amounts of the policies have been determined so that sufficient cash values and death benefits will be provided to meet the obligations as they occur. In fiscal year 1998, the Company expensed $50,797 relating to salary continuation obligations. No benefits have been paid under this salary continuation plan.

Profit-Sharing and 401(k) Plan

   	The Company has adopted a Profit-Sharing and 401(k) Plan (the "Plan") which consists of a profit-sharing plan and a salary reduction arrangement. Employees who are age 20 and have completed at least six months of service with the Company are eligible to participate in the Plan.

   	Eligible employees may make contributions to the Plan in the form of salary deferrals up to 15% of total compensation, not to exceed $9,500, the maximum allowable amount of salary deferrals for calendar 1997. The Company matches annual employee contributions at 25% of employee contributions, up to a maximum of $500 per employee per year.

   	Participants under the Plan are 100% vested in their salary deferral contributions and vest 20% per year after 2 years of participation in Company matching contributions. Amounts deferred by employees under the Plan are included under "Salary" in the compensation table for applicable executives above. Amounts contributed by the Company for each applicable individual are included in the "Other Compensation" column in the table above.

Stock Options Outstanding

   	During fiscal year 1996, options to purchase 166,026 shares were granted under the 1992 Stock Option Plan as follows: Kelvyn H. Cullimore, Jr., 25,000 shares; to all executive officers as a group, 65,000 shares (exclusive of Kelvyn H. Cullimore, Jr.); and to others, 76,026. Options are to purchase shares of the common stock, no par value, of the Company and are exercisable one year (minimum) from the date of grant. The per share exercise price of these options ranges from $1.08 to $1.28.

   	During fiscal year 1997, options to purchase 246,426 shares were canceled and options to purchase 256,206 shares were granted under the 1992 Stock Option Plan as follows: Kelvyn H. Cullimore, Jr., 25,000 shares; to all executive officers as a group, 97,300 shares (exclusive of Kelvyn H. Cullimore, Jr.,); and to others, 133,906 shares. Options are to purchase common stock of the Company and are exercisable one year (minimum) from the date of grant. The weighted average per share exercise price of these options was $1.04.

   	During fiscal year 1998, options to purchase 404,037 shares were granted under the 1992 Stock Option Plan as follows: Kelvyn H. Cullimore, Jr., 100,000 shares; to all executive officers as a group, 125,000 shares (exclusive of Kelvyn H. Cullimore, Jr.); and to others, 179,037 shares. Options are to purchase common stock of the Company and are exercisable one year (minimum) from the date of grant. The weighted average per share exercise price of these options was $1.00.

   	The following table sets forth options granted to named executive officers whose total compensation exceeded $100,000 during fiscal 1998. The Company has not granted any SAR's to employees or directors.

                                          Options/SAR Grants in Last Fiscal Year
[CAPTION]

                                                   								        Potential
                                                    								  Realized Value at
                                                      								  Assumed Annual			                        Alternative
                                                     							Rates of Stock Price			   	                to (f) and (g):
                                       				Individual		      	   Appreciation				                        Grant Date
                                       				  Grants			         for Option Term			   	                       Value
---------------------------------------------------------------------------------------------------------------------
                                      				    % of
                          			Number of	      Total
                         			 Securities   	 Options/
                         			 Underlying 	     SARs
                         			  Options/	    Granted to		Exercise					                                        Grant
			                             SARs	      Employees		  or Base					                                         Date
                          			 Granted	    	in Fiscal	 	  Price	    Expiration				                           Present
         	Name		                (#)	         	Year	      ($/Sh)	      Date	       5% ($)	     10% ($)		     Value $
--------------------------------------------------------------------------------------------------------------------

Kelvyn H. Cullimore, Jr.	    100,000/0		     25%/0%	      $1.00	     3/2/03     	$28,000     	$61,000		        0
President and CEO

Larry K. Beardall		          100,000/0	      25%/0%      	$1.00	     3/2/03	     $28,000	     $61,000		        0
Executive Vice President

(1) The exercise price in each case is equal to the fair market value of the Company's common stock on the date the option was granted.

   	The following table sets forth the information, including the fiscal year-end value of unexercised stock options held by to the Company's chief executive officer and all other executive officers whose total compensation exceeded $100,000 during fiscal 1998.


                        Aggregated Option/SAR Exercises In Last Fiscal Year
                              and Fiscal Year-End Option/SAR Values
[CAPTION]

                                                              								 Number of
                                                            								  Securities			            Value of
                                                             								 Underlying			           Unexercised
                                                             								Unexercised			           In-the-Money
                                           							                  Options/SARs at			      Options/SARs at
                                                              							June 30, 1998			        June 30, 1998
                         				     Shares
                           				Acquired on	                        			Exercisable/			         Exercisable/
Name			                          Exercise		    Value Realized ($)	   Unexercisable	      		  Unexercisable
-----------------------------------------------------------------------------------------------------------
Kelvyn H. Cullimore, Jr.  	       52,000		          130,000	        	25,000/100,000			     $60,750/$240,000
President/CEO

Larry K. Beardall     		          31,000		           77,500		        20,000/100,000			     $48,600/$240,000


Remuneration of Directors

   	Directors who receive remuneration as officers of the Company are paid $100 per meeting for attendance at regular and special director's meetings. Outside directors are paid an annual director's fee of $3,600. In addition, the Company pays all expenses incurred by directors in connection with attendance at board meetings.

   	Each outside director also participates in an annual bonus program. The full annual bonus per director is one percent of the Company's pre-tax profits. A total of $45,916 was paid to the outside directors under this plan for the fiscal year 1998.

            PROPOSAL 2 - RATIFICATION OF SELECTION OF AUDITORS

   	The firm of KPMG Peat Marwick served as independent public accountants for the Company for the fiscal year ended June 30, 1998.
The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented at the meeting to ratify the selection of KPMG Peat Marwick by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending June 30, 1999, and to perform other appropriate services. The Board recommends that the shareholders vote FOR Proposal 2, ratifying the selection of KPMG Peat Marwick as auditors for the Company for fiscal year 1999. If the stockholders fail to ratify the selection, the Board of Directors will reconsider its decision.

   	Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting of Shareholders of the Company, will have the opportunity to make a statement if they desire and may be available to respond to appropriate questions. During the two most recent fiscal years, there has been no resignation or dismissal of the independent public accountants engaged by the Company.

         PROPOSAL - 3 AMENDMENT TO 1992 STOCK OPTION PLAN

   	The Board of Directors proposes to amend the Company's 1992 Amended and Restated Stock Option Plan (the "Plan") to increase the number of options available under the Plan to 2,500,000 to allow for options to be available for new and existing employees, officers and directors. Over the past six years, the Company has utilized stock options to provide incentives to its employees, officers and directors. With the anticipated growth of the Company, the Board of Directors believes the availability of additional shares under the Plan will be an important tool in attracting highly qualified personnel to work for the Company and maintaining key employees of the Company.

   	The 1992 Amended and Restated Stock Option Plan was ratified by shareholders of the Company at the Annual Meeting of Shareholders held on November 28, 1995. The proposed amendment to the Plan must be approved by the stockholders of the Company within 12 months of its adoption by the Board. The Plan provides for the grant of options to purchase up to an aggregate of 2,500,000 authorized but unissued shares of common stock of the Company or shares which have been reacquired by the Company. Shares that are subject to options under the Plan that terminate or expire unexercised will return to the pool of such shares available for grant under the Plan. The number of shares issuable under the Plan is subject to adjustment to take account of recapitalizations, reorganizations or similar corporate events. There are currently 20,072 shares available for grants under the Plan. If the Amendment is adopted, there will be 1,520,072 shares available to be issued under the Plan.

   	Options under the Plan may be granted to employees, officers and directors of the Company as determined by the Committee appointed by the Board (the "Committee"), or, if there is none, the Board itself, which administers the Plan. Options granted under the Plan may be either incentive stock options ("ISOs") intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not qualify as ISOs ("nonqualified options"). The exercise price of shares subject to any ISO cannot be less than the fair market value of the shares of the Company's common stock at the time the ISO is granted. The exercise price in the case of any nonqualified option granted under the Plan will be such price as is determined by the Committee. Any person holding capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Company is not eligible to receive ISOs under the 1992 Plan unless the exercise price per share is at least 110% of the "fair market value" of the Company's shares as defined by the Plan on the date the ISO is granted.

   	The Committee has the authority to determine the rate at which options under the Plan will vest. Subject to vesting, any options granted under the Plan may be exercised at any time after the date of grant and before the expiration of ten years from the date of the grant; provided, however, an ISO granted to a 10% shareholder may not have a term exceeding five years from the date of the grant. Under the Plan, the full exercise price is payable in cash or in mature shares of stock equivalent in value to the exercise price. All options granted under the Plan are non-transferable by the participant, other than by will or the laws of descent and distribution.

   	Members of the Committee do not participate in the Plan. They do receive an annual grant of options pursuant to a formula as permitted by
Section 16b of the Securities Exchange Act of 1934. Under this formula, a Committee member who is also a first-time director of the Company receives a one-time grant of an option to acquire 15,000 shares. Each year thereafter, a member of the Committee receives an annual grant of an option to acquire 3,000 shares.

   	The Committee may amend the Plan without further approval of the stockholders, except for amendments which would increase the number of shares subject to the Plan (except for adjustments described above), or would extend the period during which an award may be granted or exercised, or extend the term of the Plan.

   	The Board recommends that the shareholders vote FOR Proposal 3, amending the Company's 1992 Amended and Restated Stock Option Plan.

                              GENERAL

   	Expenses which are incurred in connection with the solicitation of proxies for use at the Annual Meeting will be borne by the Company.
While there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding annual meeting materials to their principals.

                       SHAREHOLDER PROPOSALS

   	Regulations adopted by the Securities and Exchange Commission require that shareholder proposals must be furnished to the Company a reasonable time in advance of the meeting at which the action is proposed to be taken. Shareholder proposals intended to be presented at the 1999 Annual Meeting of the Company's Shareholders must be received by the Company at its corporate headquarters on or before July 31, 1999, in order to be included in the Proxy Statement and Form of Proxy
relating to that meeting.   Receipt of a shareholder proposal does not
necessarily guarantee that the proposal will be included in the proxy.

                           OTHER MATTERS

   	The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting of Shareholders to which this Proxy Statement relates.

                    AVAILABILITY OF INFORMATION

   	THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH SHAREHOLDER TO
WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A
COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED
JUNE 30, 1998, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO,
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  SUCH DOCUMENT
SHALL BE SENT BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS.
WRITTEN OR ORAL REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO MR.
BOB CARDON, CORPORATE SECRETARY, DYNATRONICS CORPORATION, 7030 PARK
CENTRE DRIVE, SALT LAKE CITY, UT  84121.
                             						DYNATRONICS CORPORATION
                             						By order of the Board of Directors

                                   /s/ Bob Cardon
                              					______________________________________
                             						Bob Cardon, Corporate Secretary